EXHIBIT 99.1




                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800

                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR ITS SECOND QUARTER ENDED JUNE 30, 2007

Woodland Hills, California, August 10, 2007 - Unico American Corporation (NASDAQ
- "UNAM") announced today that for its quarter ended June 30, 2007, revenues were $12,638,966 and net income was $1,626,324 ($0.29 diluted income per share) compared with revenues of $13,667,146 and net income of $1,956,720 ($0.35 diluted income per share) for the quarter ended June 30, 2006. Revenues for the six months ended June 30, 2007, were $25,484,941 and net income was $3,314,912 ($0.58 diluted income per share) compared with revenues of $27,740,821 and net income was $3,844,270 ($0.68 diluted income per share) for the six months ended June 30, 2006.

Stockholders' equity was $64,323,798 at June 30, 2007, or $11.45 per common share including unrealized after-tax investment losses of $274,404 compared to stockholders' equity of $60,871,022 or $10.89 per common share including unrealized after-tax investment losses of $216,074 at December 31, 2006.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)

                                                        Three Months Ended               Six Months Ended
                                                             June 30                          June 30
                                                             -------                          -------
                                                       2007          2006                2007          2006
                                                       ----          ----                ----          ----
Revenues
--------
Insurance Company Revenues
   Premium earned                                    $12,392       $14,294             $25,133       $29,139
   Premium ceded                                       2,909         3,489               5,940         7,119
                                                       -----        ------              ------        ------
      Net premium earned                               9,483        10,805              19,193        22,020
   Investment income                                   1,661         1,421               3,283         2,754
   Other income                                           20            20                  30            47
                                                      ------        ------              ------        ------
      Total Insurance Company Revenues                11,164        12,246              22,506        24,821

Other Revenues from Insurance Operations
   Gross commissions and fees                          1,289         1,225               2,604         2,525
   Investment income                                      40            24                  78            45
   Finance charges and fees earned                       143           172                 291           345
   Other income                                            3             -                   6             5
                                                      ------        ------              ------        ------
      Total Revenues                                  12,639        13,667              25,485        27,741
                                                      ------        ------              ------        ------

Expenses
--------
Losses and loss adjustment expenses                    5,484         6,053              11,418        12,572
Policy acquisition costs                               2,305         2,315               4,301         4,766
Salaries and employee benefits                         1,463         1,398               2,885         2,683
Commissions to agents/brokers                            236           153                 440           311
Other operating expenses                                 699           735               1,464         1,482
                                                      ------        ------              ------        ------
   Total Expenses                                     10,187        10,654              20,508        21,814
                                                      ------        ------              ------        ------

   Income Before Income Taxes                          2,452         3,013               4,977         5,927
Income Tax Provision                                     826         1,056               1,662         2,083
                                                      ------         -----               -----         -----

   Net Income                                         $1,626        $1,957              $3,315        $3,844
                                                       =====         =====               =====         =====


PER SHARE DATA
--------------
Basic
  Earnings Per Share                                   $0.29         $0.35               $0.59         $0.69
  Weighted Average Shares (000)                        5,611         5,583               5,603         5,545
Diluted
  Earnings Per Share                                   $0.29         $0.35               $0.58         $0.68
  Weighted Average Shares (000)                        5,683         5,658               5,681         5,642


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                     57.5%         55.7%               59.2%         56.8%
Underwriting Expenses                                   30.1%         29.4%               30.4%         30.0%
                                                        ----          ----                ----          ----
  Combined Ratio                                        87.6%         85.1%               89.6%         86.8%
                                                        ====          ====                ====          ====